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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 July 9, 2001


                               UNITEL VIDEO, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                                         1-8654                           23-1713238
(State or other jurisdiction                    (Commission File                        (I.R.S. Employer
   of incorporation)                                 Number)                            Identification No.)


555 West 57th Street, New York, New York                                                    10019
(Address of principal executive offices)                                                 (Zip Code)


                                  212-265-3600
              (Registrant's telephone number, including area code)

                                       N/A
                         (Former name or former address,
                          if changed since last report)
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ITEM 5. OTHER EVENTS

         On July 9, 2001, Unitel Video, Inc. (the "Company") filed unaudited monthly operating reports for the months ended October 31, November 30 and December 31, 2000 and January 31, 2001 with the United States Bankruptcy Court for the District of Delaware (the "Court"), in connection with the Company's and certain of its domestic subsidiaries (collectively, the "Debtors") cases (the "Cases") under chapter 11 of the United States Bankruptcy Code (Case No. 99-2979 (PJ)). The Company has included these reports as an exhibit to this Form 8-K.

         The Company and the other Debtors have sold substantially all of their businesses and the total amount of secured and unsecured claims against the Company and the other Debtors in the Cases substantially exceeds the amount of their assets. The Company and the other Debtors filed a liquidating plan of reorganization with the Court on July 11, 2001.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of business acquired:

                  Not applicable

         (b)      Pro forma financial information:

                  Not applicable

         (c)      Exhibits:

                  99.1: The Company's unaudited monthly operating report for the months ended October 31, November 30 and December 31, 2000 and January 31, 2001, filed with the Court on July 9, 2001 in connection with the Cases.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                        UNITEL VIDEO, INC.




Date: July 18, 2001                     BY:  /s/ Brian Mittman
                                           -------------------------------------
                                           Brian Mittman
                                           Vice President
                                           Getzler & Co., Inc.
                                               for Unitel Video, Inc.


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                                 EXHIBIT INDEX



     EXHIBIT         DESCRIPTION
     -------         -----------

       99.1 The Company's unaudited monthly report for the months ended October 31, November 30 and December 31, 2000 and January 31, 2001 filed with the Court on July 9, 2001 in connection with the Cases



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